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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Outside Direct Stock Option Plan of Ventana Medial Systems, Inc. of our report dated January 25, 2001, with respect to the consolidated financial statements of Ventana Medical Systems, Inc. included in its Annual Report (Form 10K) for the year ended December 31, 2000 and our report dated January 25, 2001 on the financial statement schedule included therein, filed with the Securities and Exchange Commission.

                             /s/ ERNST & YOUNG LLP

Phoenix, Arizona
September 19, 2001